UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

THE PMI GROUP, INC.

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THE PMI GROUP, INC.

DEFINITIVE ADDITIONAL MATERIAL

The PMI Group, Inc. (“PMI”) provides the following clarification with respect to the Corporate Governance section of PMI’s Proxy Statement dated April 3, 2009:

The PMI Board of Directors has established guidelines to assist it in determining director independence which are consistent with the independence requirements in the listing standards of the New York Stock Exchange. The independence guidelines include categorical standards of independence based upon what the Board considers to be immaterial relationships or transactions. Applying these guidelines, the Board determined that all eight current non-executive directors are independent: Carmine Guerro, Wayne E. Hedien, Louis G. Lower II, Raymond L. Ocampo Jr., John D. Roach, José H. Villarreal, Mary Lee Widener and Ronald Zech.

In the course of its independence determinations, the Board considered that PMI, in the ordinary course of business, provides mortgage insurance coverage and receives mortgage insurance premiums with respect to residential mortgage loans originated or purchased by a non-profit organization for which Ms. Widener is President and Chief Executive Officer. In 2008, PMI received premiums on mortgage loans originated or purchased by such organization in the aggregate amount of $204,774. A significant majority of such premiums received by PMI were collected from the mortgagors of the underlying mortgages and forwarded by the non-profit organization to PMI. Also in 2008, PMI paid claims and refunds to the non-profit organization in the aggregate amount of $49,752. The aggregate amount paid to and received from the non-profit organization represents less than 1% of each of PMI’s and the non-profit organization’s 2008 fiscal year revenues. The Board of Directors determined that this relationship is not material to either PMI or Ms. Widener.

The Board also considered donations that The PMI Foundation made in 2008 to non-profit organizations for which Ms. Widener and Mr. Ocampo serve as director or trustee. In 2008, The PMI Foundation made donations in the aggregate amount of $60,000 to two non-profit organizations for which Ms. Widener serves as a director or trustee, and a donation in the amount of $5,000 to one non-profit organization for which Mr. Ocampo serves as a director.

All of these relationships were immaterial under the Board’s guidelines and, accordingly, the Board determined that none of these relationships impaired the independence of the applicable director.